                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                   FORM 8-K/A


                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) March 31, 1997



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)


       Delaware                    0-16102                    59-2840783
(State or Other Jurisdiction      Commission                (I.R.S. Employer
 or Incorporation or              file number                Identification
 Organization)                                               Number)

                1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                     (Address of principal executive offices)

                                  (609) 235-6009
               (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------


     On March 31, 1997, Eastern Environmental Services, Inc., (the Registrant), consummated the acquisition of Apex Waste Services, Inc. pursuant to the terms of a Reorganization Plan and Agreement dated March 31, 1997, by and among Robert
A. Kinsley, Scott R. Wagner, Dennis M. Grimm, William J. Holbrook (each individually a "Shareholder" and collectively the "Shareholders"), Apex Waste Services, Inc. ("Company") and the Registrant. The description of the acquisition transaction set forth herein is qualified in its entirety by the Reorganization Plan and Agreement. The Reorganization Plan and Agreement is incorporated as Exhibit 10.1.

     Pursuant to the Reorganization Plan and Agreement, the Company was acquired by Eastern Environmental Services, Inc., resulting in the Shareholders receiving 796,927 shares of the Registrant's common stock, $.01 par value, including 2,482 shares ("additional shares") representing an adjustment resulting from long-term debt being less than $15,000,000 at March 31, 1997, the date of Closing. The Registrant's common stock was issued in exchange for all issued and outstanding shares of the Company. The additional shares of the Registrant's common stock were valued at $12.875 per share (the closing price for the stock on the trading day which is five trading days prior to the Closing Date), with the remaining shares valued at $13.00 per share. No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method. The Registrant has agreed to register the stock for resale under the Securities Act of 1933 within 120 days of the date of closing pursuant to the terms of the Registration Rights included within the Reorganization Plan and Agreement as Section 6.2 (Registration Rights.)

     At the date of closing, the Reorganization Plan and Agreement, the Registrant assumed approximately $15,737,000 of outstanding indebtedness of the Company, which included payment of the Company's $769,000 outstanding revolving line of credit.

     The merger includes all of the assets and liabilities relating to the operation of the Company. The acquired assets were used by the Shareholders in the solid waste collection, transfer and disposal business. The Registrant intends to continue to use the acquired assets for this purpose. In connection with the acquisition, Dennis Grimm, a Shareholder, was hired by the Registrant to continue his previous responsibilities of overseeing the Company's operations.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS
          ----------------------------------

(a)  COMBINED FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     APEX WASTE SERVICES, INC. AND WASTE MANAGEMENT OF PENNSYLVANIA, INC., NORTHEAST PENNSYLVANIA DIVISION (PREDECESSOR COMPANY TO APEX WASTE SERVICES, INC.)

     Independent Auditor's Report
     Balance Sheet as of December 31, 1996
     Statement of Income and Retained Earnings for the Three Months Ended
       December 31, 1996 and the Nine Months Ended September 30, 1996 (Predecessor Company)
     Statement of Cash Flows for the Three Months Ended December 31, 1996 and
       the Nine Months Ended September 30, 1996 (Predecessor Company)
     Notes to Financial Statements

     Balance Sheet as of March 31, 1997 (Unaudited)
     Statement of Income and Retained Earnings for the Six Months Ended March
       31, 1997 and the Three Months Ended September 30, 1996 (Predecessor Company) (Unaudited)
     Statement of Cash Flows for the Six Months Ended March 31, 1997 (Unaudited) Notes to Financial Statements


     WASTE MANAGEMENT OF PENNSYLVANIA, INC., NORTHEAST PENNSYLVANIA DIVISION (PREDECESSOR COMPANY TO APEX WASTE SERVICES, INC.)

     Balance Sheet as of June 30, 1996 (Unaudited)
     Statement of Income and Retained Earnings for the twelve months ended June
       30, 1996 (Unaudited)
     Statement of Cash Flows for the twelve months ended June 30, 1996
       (Unaudited)
     Notes to Financial Statements


(b)  PRO FORMA FINANCIAL INFORMATION

     Pro forma Consolidated Statement of Operations for the year ended June 30,
       1996 (Unaudited)
     Pro forma Consolidated Statement of Operations for the nine months ended
       March 31, 1997 (Unaudited)
     Pro forma Consolidated Balance Sheet as of March 31, 1997 (Unaudited)

(c)  EXHIBITS

   * 10.1 Reorganization Plan and Agreement dated March 31, 1997, by and among Robert A. Kinsley, Scott R. Wagner, Dennis M. Grimm, William J. Holbrook (each individually a "Shareholder" and collectively the "Shareholders"), Apex Waste Services, Inc. ("Company") and Eastern Environmental Services, Inc. ("Registrant".)

     23.1 Consent of Daniel P. Irwin and Associates, P.C.

--------------------------------------------------------------------------------

   * Incorporated by reference


                              SIGNATURE
                              ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EASTERN ENVIRONMENTAL SERVICES, INC.


     Date:     July 10, 1997                By: /s/ Louis D. Paolino, Jr.
                                               ----------------------------
                                               Louis D. Paolino, Jr.
                                               President

                 APEX WASTE SERVICES, INC. AND WASTE MANAGEMENT
                  OF PENNSYLVANIA INC., NORTHEAST PENNSYLVANIA
                         DIVISION (PREDECESSOR COMPANY)

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                           APEX WASTE SERVICES, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                               TABLE OF CONTENTS



                                                                  PAGE NO.
                                                                  --------

     INDEPENDENT AUDITORS' REPORT                                     1

     FINANCIAL STATEMENTS:

       BALANCE SHEET                                                  2

       STATEMENTS OF INCOME AND RETAINED EARNINGS                     3

       STATEMENT OF CASH FLOWS                                        4

       NOTES TO FINANCIAL STATEMENTS                                5 - 10

                 [LETTERHEAD OF DANIEL P. IRWIN APPEARS HERE]


                          INDEPENDENT AUDITORS' REPORT



To The Board of Directors
Apex Waste Services, Inc.
13 Peggy Parkway
Dunmore, Pennsylvania  18512

We have audited the accompanying Balance Sheet of Apex Waste Services, Inc. as of December 31, 1996, the Statement of Income, Retained Earnings and Cash Flows of Apex Waste Services, Inc. for the three month period ended December 31, 1996 and the Statement of Income, Retained Earnings and Cash Flows for the nine months ended September 30, 1996 for Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
misstatement.    An audit includes examining, on a test basis, evidence
supporting the amounts and disclosures in the financial statements.   An audit
also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement
presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Waste Services, Inc. as of December 31, 1996 and the results of its operations and cash flows for the three month period then ended and the results of operations and cash flows of Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division, for the nine months ended September 30, 1996 in conformity with generally accepted accounting principles.



/s/ DANIEL P. IRWIN AND ASSOCIATES P.C.
Strafford-Wayne, Pennsylvania

April 30, 1997

                           APEX WASTE SERVICES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents                               134,175
  Accounts Receivable - Trade LESS
    Allowance of $90,000.00                             2,194,448
  Other Receivables                                        25,451
  Prepaid Expenses                                        172,143
  Receivable - Stockholders                                31,000
                                                        ---------
     TOTAL CURRENT ASSETS                                           2,557,217

PROPERTY AND EQUIPMENT:
  Property and Equipment                               12,453,388
  LESS:  Accumulated Depreciation                        (354,145)
                                                       ----------
     NET PROPERTY AND EQUIPMENT                                    12,099,243

INTANGIBLE ASSETS:
  Goodwill - NET                                        6,118,807
  Other Intangible - NET                                  725,000
  Loan Origination Fees - NET                              86,668
                                                       ----------
     TOTAL INTANGIBLE ASSETS                                        6,930,475
                                                                   ----------

     TOTAL ASSETS                                                  21,586,935
                                                                   ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note Payable - Bank                                     434,436
  Current Maturities of Long Term Debt                  2,000,000
  Accounts Payable - Trade                                757,599
  Deferred Revenue                                        995,005
  Accrued Payroll & Payroll Taxes                         235,416
  Other Accrued Liabilities                               314,442
                                                       ----------
     TOTAL CURRENT LIABILITIES                                      4,736,898

LONG-TERM DEBT, LESS Current Maturities                            13,468,045
                                                                   ----------
     TOTAL LIABILITIES                                             18,204,943

STOCKHOLDERS' EQUITY:
  Common Stock - No Par Value; Authorized
    1,000,000 Shares; Issued and Outstanding
    100,000 Shares                                      3,250,000
  Retained Earnings                                       131,992
                                                       ----------
     TOTAL STOCKHOLDERS' EQUITY                                     3,381,992
                                                                   ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    21,586,935
                                                                   ==========

SEE NOTES TO FINANCIAL STATEMENTS.

                           APEX WASTE SERVICES, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996


                                                     WASTE
                                                   MANAGEMENT       APEX
                                                   ----------     --------
                                                    01-01-96      10-01-96
                                                       TO            TO
                                                    09-30-96      12-31-96
                                                   ----------     --------

SALES                                               14,025,179    4,375,659

COST OF SALES                                       11,961,736    3,091,309


GENERAL AND ADMINISTRATIVE EXPENSES                  1,723,700      807,086
                                                    ----------    ---------

     INCOME FROM OPERATIONS                            339,743      477,264


Other Income (Expenses):

  Other Income                                           4,136        3,730
  Interest Expense                                    (532,095)    (349,002)
                                                     ---------    ---------

     NET INCOME OR (LOSS)                             (188,216)     131,992



Retained Earnings - Beginning of Period                (76,985)        NONE
                                                     ----------   ---------

Retained Earnings - End of Period                     (265,201)     131,992
                                                     =========    =========



SEE NOTES TO FINANCIAL STATEMENTS.

                           APEX WASTE SERVICES, INC.
                            STATEMENT OF CASH FLOWS

                                                           WASTE
                                                         MANAGEMENT      APEX
                                                         ----------    --------
                                                          01-01-96     10-01-96
                                                             TO           TO
                                                          09-30-96     12-31-96
                                                         ----------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                              (188,216)      131,992
 Adjustments to Reconcile Net Income to
 Net Cash Provided by Operating Activities:
    Depreciation                                        1,607,862       354,145
    Amortization                                          429,774        69,788
    (Increase) Decrease in:
     Receivables                                          137,186    (2,194,448)
     Other Receivables                                     35,503       (25,451)
     Prepaid Expenses                                     352,903      (172,143)
    Increase (Decrease) in:
     Accounts Payable                                     131,513       757,599
     Accrued Payroll and Payroll Taxes                    111,148       235,416
     Other Accrued Liabilities                            577,447       314,442
     Deferred Income                                      (87,259)      995,005
                                                      -----------  ------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES            3,107,861       466,345
                                                      -----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of Property and Equipment                                 (12,453,388)
 Payments for Costs Over Assets Acquired                             (6,157,290)
 Purchase of Other Intangible Assets                                   (750,000)
 Purchase of Loan Origination Fees                                      (92,973)
 Sale of Property and Equipment                         8,214,689
 Sale of Goodwill and Other Intangibles                 7,780,626
                                                      -----------  ------------

   NET CASH (USED) IN INVESTING ACTIVITIES             15,995,315   (19,453,651)
                                                      -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds From Issuance of Common Stock                               3,250,000
 Proceeds From Short Term Borrowings                                    434,436
 Proceeds From Long Term Borrowings                                  14,000,000
 Repayment of Long Term Borrowings                       (194,900)     (531,955)
 Loans From Shareholders                                              2,000,000
 Due From Shareholders                                                  (31,000)
 Disbursements to Affiliates                          (18,878,999)
                                                      -----------  ------------
   NET CASH PROVIDED BY FINANCIAL ACTIVITIES          (19,073,899)   19,121,481
                                                      -----------  ------------

INCREASE IN CASH AND CASH EQUIVALENTS                      29,277       134,175
 Cash and Cash Equivalents:
  Beginning                                                 7,090          NONE
                                                      -----------  ------------
  Ending                                                   36,367       134,175
                                                      ===========  ============

SEE NOTES TO FINANCIAL STATEMENTS.

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1  NATURE OF BUSINESS:

        Apex Waste Services, Inc., (The Company) began business on October 1, 1996 when they acquired substantially all the Assets of Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division, a solid waste collection business. The total cost of the acquisition was $18,577,257.00 which exceeded the fair market value of the net assets of Waste Management, Inc., Northeast Pennsylvania Division by $6,157,290.09. The excess is being amortized on the straight line method over forty (40) years. The Company is engaged in solid waste collection for commercial, municipal and residential customers located primarily in Northeastern Pennsylvania.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

        Cash and Cash Equivalents:

        For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of less then three months to be cash equivalents.

        Property and Plant Depreciation:

        Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective classes of property.

        Allowance for Uncollectible Accounts:

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance for doubtful accounts is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

        Intangible Assets

        Intangible Assets consist primarily of the cost of purchasing the company in excess of market value of net assets acquired ("Goodwill") and organization costs. The Goodwill is being amortized on a straight line basis over a period of forty (40) years. All other intangible assets are being amortized over five (5) to ten (10) years on a straight line basis.

        Use of Estimates:

        The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosure of contingencies. Actual results could differ from those results.

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



        Revenue Recognition:

        The Company derives it Revenues primarily from long term contracts with municipalities and long and short term contracts with commercial enterprises. Services are also provided to certain residential customers with whom no contracts exist. Revenue is recognized from each of these sources as performance occurs. Revenues billed in advance of periods earned are reflected as deferred revenue in the accompanying balance sheet.

        "S" Corporation

        The Company and its Stockholders have elected to be taxed as an "S" Corporation for both Federal and State income tax purposes. Generally, under this election, any Federal and State taxable income of the Company is included in the personal income tax returns of the stockholders. Consequently, no provision for Federal and State income taxes has been recorded in the accompanying financial statements.

NOTE 3  OTHER RECEIVABLES:

        Other Receivables consist of short term advances to employees to cover pension plan loans. These loans will be repaid by employees upon the company instituting its new 401K pension plan. The Balance at December 31, 1996 was $25,451.00.

NOTE 4  RELATED PARTY TRANSACTIONS:

        Note Payable

        The Company has two notes payable to the Company's Stockholders as detailed in Note #10.

NOTE 5  PREPAID EXPENSES:

        Prepaid Expenses consist of the following at December 31, 1996:

          Insurance                              104,487.00
          PA. Registration Fees                   33,273.00
          Real Estate Taxes                       13,126.00
          Other                                   21,257.00
                                                 ----------
                                                 172,143.00
                                                 ==========

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



NOTE 6  PROPERTY AND EQUIPMENT:

        Property and equipment at December 31, 1996 is summarized as follows:

          Machinery and Equipment                       4,606,588
          Autos and Trucks                              2,589,382
          Buildings and Site Improvements               2,797,411
          Land                                          2,100,000
          Office Equipment                                360,007
                                                       ----------
                                                       12,453,388
          LESS: Accumulated Depreciation                 (354,145)
                                                       ----------

          NET PROPERTY AND EQUIPMENT                   12,099,243
                                                       ==========


NOTE 7  INTANGIBLE ASSETS:

        A summary of Intangible Assets and Accumulated Amortization at December 31, 1996 is as follows:


                                              ACCUMULATED   NET BOOK
        ASSET                        COST     AMORTIZATION    VALUE
        -----                      ---------  ------------  ---------

        Goodwill                   6,157,290     38,483     6,118,807
        Other Intangibles _ NET      750,000     25,000       725,000
        Loan Origination Fee          92,973      6,305        86,668
                                   ---------     ------     ---------
                                   7,000,263     69,788     6,930,475
                                   =========     ======     =========

NOTE 8  OTHER ACCRUED LIABILITIES:

        The Company's Other Accrued Liabilities at December 31, 1996 consist of the following:

        Health Insurance Claims                       30,983.00
        Corporate Taxes                               17,312.00
        Sales Taxes                                    2,409.00
        Accrued Capital Costs                        254,453.00
        Other Accrued Liabilities                      9,285.00
                                                     ----------
                                                     314,442.00
                                                     ==========

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 9  NOTE PAYABLE - BANK

        At December 31, 1996, the Company had outstanding borrowings of $434,436.00 pursuant to a $1,500,000.00 line of credit facility with Dauphin Deposit Bank which matures April 30, 1997. Interest is payable monthly at the Bank's fluctuating base rate plus .25% (8.5% at December 31, 1996). The note is secured by substantially all assets of the company, all shares of outstanding stock of the company, and the personal guarantee of individual shareholders in the amount of $3,000,000.00.

NOTE 10 LONG-TERM DEBT:

        Long-term debt at December 31, 1996 is summarized as follows:

        Dauphin Deposit Bank

        Acquisition term loan, payable in monthly installments of $166,667.00 plus interest at 8.5% until September 1999 and at the bank's base rate plus .5%, thereafter. The loan matures September 2003. The note is secured by substantially all assets of the company, all shares of outstanding stock of the company, and the personal guarantees of individual shareholders in the amount of $3,000,000.00.

                                                                      13,468,045

        Note Payable - Stockholder

        Note payable with interest at 8.5% until September 1999 and at an amount equal to Dauphin Deposit Bank's base rate plus .5%, thereafter. The loan matures September 2003. The loan is subordinate to the Dauphin Deposit Bank Loan.
                                                                       1,000,000

        Note Payable - Stockholder

        Note payable with interest at 8.5% until September 1999 and at an amount equal to Dauphin Deposit Bank's base rate plus .5%, thereafter. The loan matures September 2003. The loan is subordinate to the Dauphin Deposit Bank Loan.

                                                                       1,000,000
                                                                      ----------
                                                                      15,468,045
                  LESS: Current Maturities                             2,000,000
                                                                      ----------

                  TOTAL LONG-TERM DEBT                                13,468,045
                                                                      ==========

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



NOTE 10 LONG-TERM DEBT  (continued)

        Note Payable - Stockholder (cont'd)


        Aggregate maturities required on long-term debt at December 31, 1996 is as follows:


          Years Ending
          December 31,
          ------------

             1997                           2,000,000
             1998                           2,000,000
             1999                           2,000,000
             2000                           2,000,000
             2001                           2,000,000
             THEREAFTER                     5,468,045
                                           ----------

             TOTAL                         15,468,045
                                           ==========

                               SUBSEQUENT EVENTS



CORPORATE OWNERSHIP:

On March 31, 1997, Apex Waste Services, Inc. entered into an agreement with Eastern Environmental Services, Inc. to exchange common stock which resulted in Apex Waste Services, Inc. becoming a wholly owned subsidiary of Eastern Environmental Services, Inc.

FINANCING ARRANGEMENTS:

On March 31, 1997, Eastern Environmental Services, Inc. advanced $15,737,099.00 to Apex Waste Services, Inc. by paying off certain bank debt of Apex Waste Services, Inc.

                           APEX WASTE SERVICES, INC.
                                 BALANCE SHEET
                                 MARCH 31, 1997

                                     ASSETS

CURRENT ASSETS:
  Cash                                                    846,810
  Accounts Receivable - Trade (NET)                     1,948,658
  Other Receivables                                        27,296
  Prepaid Expenses                                         80,357
  Inventory                                                18,219
  Due From Shareholders                                    31,000
                                                       ----------
     TOTAL CURRENT ASSETS                                           2,952,340

PROPERTY AND EQUIPMENT:
  Property and Equipment                               12,538,708
  LESS:  Accumulated Depreciation                        (710,975)
                                                       ----------
     NET PROPERTY AND EQUIPMENT                                    11,827,733

INTANGIBLE ASSETS:
  Other Intangibles - NET                                 700,000
  Goodwill - NET                                        6,080,324
                                                       ----------
     TOTAL INTANGIBLE ASSETS                                        6,780,324
                                                                   ----------

     TOTAL ASSETS                                                  21,560,397
                                                                   ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable - Trade                                628,675
  Accrued Payroll & Payroll Taxes                         264,382
  Accrued Liabilities                                   1,351,973
  Deferred Revenue                                        941,806
                                                       ----------
     TOTAL CURRENT LIABILITIES                                      3,186,836

LONG-TERM DEBT:
  Loans Payable - Eastern Environmental Services, Inc.             15,791,509
                                                                   ----------
     TOTAL LIABILITIES                                             18,978,345

STOCKHOLDERS' EQUITY:
  Common Stock                                          3,250,000
  Retained Earnings                                      (667,948)
                                                       ----------
     TOTAL STOCKHOLDERS' EQUITY                                     2,582,052
                                                                   ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    21,560,397
                                                                   ==========



SEE NOTES TO FINANCIAL STATEMENTS

                           APEX WASTE SERVICES, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1997



                                                       WASTE
                                                    MANAGEMENT         APEX
                                                  --------------   ------------
                                                     07/01/96 TO    10/01/96 TO
                                                  --------------   -------------
                                                      09/30/96        03/31/97
                                                  --------------   -------------

SALES                                                  4,675,156     8,708,600

COST OF SALES                                          3,901,842     6,088,028

MERGER COSTS                                                NONE     1,234,278


GENERAL AND ADMINISTRATIVE EXPENSES                      563,087     1,389,300
                                                      ----------    ----------

     INCOME FROM OPERATIONS                              210,227       (3,006)

Other Income (Expenses):

  Other Income                                             3,596        15,623
  Interest Expense                                      (172,534)     (680,565)
                                                      ----------    ----------
     NET INCOME OR (LOSS)                                 41,289      (667,948)

Retained Earnings - Beginning of Period                 (306,490)         NONE
                                                      ----------    ----------

Retained Earnings - End of Period                       (265,201)     (667,948)
                                                      ==========    ==========



SEE NOTES TO FINANCIAL STATEMENTS

                           APEX WASTE SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1997



CASH FLOWS FROM OPERATING ACTIVITIES

  Net Income (LOSS)                                      (667,948)
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
      Depreciation                                        710,975
      Amortization                                        126,966
      (Increase) Decrease in:
        Other Receivables                                 (27,296)
        Receivables                                    (1,948,658)
        Prepaid Expenses                                  (80,357)
        Inventory                                         (18,219)
      Increase (Decrease) in:
        Accounts Payable                                  628,675
        Accrued Payroll and Payroll Taxes                 264,382
        Other Accrued Liabilities                       1,351,973
        Deferred Income                                   941,806
                                                      -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES          1,282,299

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                  (12,538,708)
  Purchase of Goodwill/Other Intangibles               (6,907,290)

     NET CASH (USED) IN INVESTING ACTIVITIES          (19,445,998)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of Common Stock                              3,250,000
  Long-Term Borrowings - EESI                          15,791,509
  Due From Shareholders                                   (31,000)
                                                      -----------

     NET CASH PROVIDED BY FINANCIAL ACTIVITIES         19,010,509

INCREASE IN CASH AND CASH EQUIVALENTS                     846,810

  Cash and Cash Equivalents:

    Beginning                                                NONE
                                                      -----------
    Ending                                                846,810
                                                      ===========



SEE NOTES TO FINANCIAL STATEMENTS

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1997


NOTE 1  NATURE OF BUSINESS:

        Apex Waste Services, Inc., (The Company) began business on October 1, 1996 when they acquired substantially all the Assets of Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division, a solid waste collection business. The total cost of the acquisition was $18,577,257.00 which exceeded the fair market value of the net assets of Waste Management, Inc., Northeast Pennsylvania Division by $6,157,290.09. The excess is being amortized on the straight line method over forty (40) years. The Company is engaged in solid waste collection for commercial, municipal and residential customers located primarily in Northeastern Pennsylvania.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

        Property and Plant Depreciation:

        Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective classes of property.

        Allowance for Uncollectible Accounts:

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance for doubtful accounts is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

        Intangible Assets

        Intangible Assets consist primarily of the cost of purchasing the company in excess of market value of net assets acquired ("Goodwill") and organization costs. The Goodwill is being amortized on a straight line basis over a period of forty (40) years. All other intangible assets are being amortized over five (5) to ten (10) years on a straight line basis.

        "S" Corporation

        The Company and its Stockholders have elected to be taxed as an "S" Corporation for both Federal and State income tax purposes. Generally, under this election, any Federal and State taxable income of the Company is included in the personal income tax returns of the stockholders. Consequently, no provision for Federal and State income taxes has been recorded in the accompanying financial statements.

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1997



NOTE 3  OTHER RECEIVABLES:

        Other Receivables consist of short term advances to employees to cover pension plan loans. These loans will be repaid by employees upon the company instituting its new 401K pension plan. The Balance at March 31, 1997, was $27,296.00.

NOTE 4  PREPAID EXPENSES:

        Prepaid Expenses consist of the following at March 31, 1997.

          Performance Bonds                        6,440.00
          Vehicle Registrations                   22,284.00
          Real Estate Taxes                       26,646.00
          Other                                   24,987.00
                                                 ----------
                                                  80,357.00
                                                  =========

NOTE 5  PROPERTY AND EQUIPMENT:

        Property and equipment at March 31, 1997, is summarized as follows:

            Machinery and Equipment                       4,643,938
            Autos and Trucks                              2,636,764
            Buildings and Site Improvements               2,797,999
            Land                                          2,100,000
            Office Equipment                                360,007
                                                         ----------
                                                         12,538,708
            LESS: Accumulated Depreciation                 (710,975)
                                                         ----------

            NET PROPERTY AND EQUIPMENT                   11,827,733
                                                         ==========

NOTE 6  INTANGIBLE ASSETS:

        A summary of Intangible Assets and Accumulated Amortization at March 31, 1997, is as follows:

                                            ACCUMULATED   NET BOOK
            ASSET                  COST     AMORTIZATION    VALUE
            -----                ---------  ------------  ---------

            Goodwill             6,157,290      76,966    6,080,324
            Other Intangibles      750,000      50,000      700,000
                                 ---------     -------    ---------

                                 6,907,290     126,966    6,780,324
                                 =========     =======    =========

                           APEX WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1997



NOTE 7  OTHER ACCRUED LIABILITIES:

        The Company's Other Accrued Liabilities at March 31, 1997, consist of the following:

              Sales Tax                                4,006.00
              Merger Costs                         1,282,198.00
              Other Accrued Expenses                  65,769.00
                                                   ------------
                                                   1,351,973.00
                                                   ============

NOTE 8  LONG-TERM DEBT:

        On March 31, 1997, Apex Waste Services, Inc. and Eastern Environmental Services, Inc. entered into an exchange of Common Stock which resulted in Apex Waste Services, Inc. becoming a wholly owned subsidiary of Eastern Environmental Services, Inc.

        On March 31, 1997, Eastern Environmental Services, Inc. advanced $15,737,099.00 to Apex Waste Services, Inc. by paying off certain bank debt of Apex Waste Services, Inc.

                    WASTE MANAGEMENT OF PENNSYLVANIA, INC.
                        NORTHEAST PENNSYLVANIA DIVISION
                                 BALANCE SHEET
                                 JUNE 30, 1996

                                     ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents                                30,289
  Accounts Receivable - Trade (NET)                     1,570,939
  Other Receivables                                        27,458
  Inventory                                                 2,618
  Prepaid Expenses                                        251,084
                                                       ----------
     TOTAL CURRENT ASSETS                                           1,882,388

PROPERTY AND EQUIPMENT:
  Property and Equipment                               20,054,974
  LESS:  Accumulated Depreciation                     (10,632,131)
                                                       ----------
     NET PROPERTY AND EQUIPMENT                                     9,422,843

INTANGIBLE ASSETS:
  Goodwill - NET                                        7,832,264
  Covenant - NET                                          444,166
                                                       ----------
     TOTAL INTANGIBLE ASSETS                                        8,276,430

OTHER ASSETS:
  Deposits - Long Term                                                  1,264
                                                                   ----------
     TOTAL ASSETS                                                  19,582,925
                                                                   ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current Maturities of Long-Term Debt                    150,500
  Accounts Payable - Trade                                321,139
  Accrued Payroll and Payroll Taxes                        40,872
  Accrued Income Tax                                       92,978
  Other Accrued Expense                                   120,927
  Deferred Income                                          44,282
  Advances From Affiliates                                932,390
                                                       ----------
     TOTAL CURRENT LIABILITIES                                      1,703,088

LONG-TERM DEBT, Less Current Maturities                               187,500
                                                                   ----------
     TOTAL LIABILITIES                                              1,890,588

STOCKHOLDERS' EQUITY
  Common Stock                                             17,500
  Paid in Capital                                      17,981,327
  Retained Earnings                                      (306,490)
                                                       ----------
     TOTAL STOCKHOLDERS' EQUITY                                    17,692,337
                                                                   ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    19,582,925
                                                                   ==========

                     WASTE MANAGEMENT OF PENNSYLVANIA, INC.
                        NORTHEAST PENNSYLVANIA DIVISION
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1996



SALES REVENUE                                                     19,042,380

Cost of Sales                                                     16,115,293
                                                                  ----------

     GROSS PROFIT                                                  2,927,087

General and Administrative Expenses                                2,221,336
                                                                  ----------

     INCOME FROM OPERATIONS                                          705,751

Other Income (Expense):


  Other Income                                         367
  Interest Expense                                (746,152)         (745,785)
                                                  ---------
GAIN ON SALE OF PROPERTY AND EQUIPMENT                                30,998
                                                                  ----------

     NET LOSS                                                         (9,036)

Retained Earnings - Beginning of Year                               (297,454)
                                                                  ----------
Retained Earnings - End of Year                                     (306,490)
                                                                  ==========

                     WASTE MANAGEMENT OF PENNSYLVANIA, INC.
                        NORTHEAST PENNSYLVANIA DIVISION
                            STATEMENT OF CASH FLOWS
                                 JUNE 30, 1996



CASH FLOWS FROM OPERATING ACTIVITIES

 Net Income (LOSS)                                                  (9,036)
 Adjustments to Reconcile Net Income to
 Net Cash Provided by Operating Activities:
   Depreciation                                                  2,192,584
   Amortization                                                    566,254
   (Increase) Decrease in:
    Receivables                                                    665,429
    Inventory                                                        1,893
    Prepaid Expenses                                                77,849
    Deferred Cost                                                  195,053
   Increase (Decrease) in:
    Accounts Payable                                              (284,443)
    Accrued Payroll and Payroll Taxes                              (67,937)
    Accrued Income Tax                                            (317,793)
    Other Accrued Liabilities                                     (379,114)
    Deferred Income                                                  3,951
                                                                ----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                      2,644,690

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of Property and Equipment                             (1,827,037)
 Purchase of Goodwill                                             (196,336)
 Purchase of Covenants                                            (267,300)
                                                                ----------
  NET CASH (USED) IN INVESTING ACTIVITIES                       (2,290,673)

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayment of Short-Term Borrowings                               (132,200)
 Repayment of Long-Term Borrowings                                (107,700)
 Repayment of Advances from Affiliates                             (94,171)
                                                                ----------
  NET CASH USED BY FINANCIAL ACTIVITIES                           (334,071)

INCREASE IN CASH AND CASH EQUIVALENTS                               19,946
  Cash and Cash Equivalents

    Beginning                                                       10,343
                                                                ----------
    Ending                                                          30,289
                                                                ==========

                     WASTE MANAGEMENT OF PENNSYLVANIA, INC.
                        NORTHEAST PENNSYLVANIA DIVISION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1  SIGNIFICANT ACCOUNTING POLICIES:

        Nature of Business

        Waste Management of Pennsylvania - Northeast Pennsylvania Division (The "Company") is engaged in the business of solid waste collection for commercial, municipal, and residential customers located primarily in Northeastern Pennsylvania.

        Depreciation

        Depreciation is computed using the straight-line method for financial reporting purposes.

        Amortization of Goodwill

        Cost of investments in purchased companies in excess of the underlying fair value of net assets at dates of acquisition are recorded as goodwill and amortized over 10-40 years on a straight-line basis.

        Allowance for Uncollectible Accounts

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance for doubtful accounts is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.


NOTE 2  PROPERTY AND EQUIPMENT:

        Property, plant, and equipment are stated at cost. Depreciation is computed using the straight line method for financial reporting purposes and amounted to $2,192,584.00 for the twelve months ended June 30, 1996.

        Property and equipment are summarized by major classifications as follows:

        Land                             $    540,698
        Buildings and Improvements          2,494,264
        Machinery and Equipment             8,077,621
        Vehicles                            8,154,875
        Furniture and Fixtures                787,516
                                         ------------
                                           20,054,974

        LESS: Accumulated Depreciation    (10,632,131)
                                         ------------
                                            9,422,843
                                         ============

                     WASTE MANAGEMENT OF PENNSYLVANIA, INC.
                        NORTHEAST PENNSYLVANIA DIVISION
                         NOTES TO FINANCIAL STATEMENTS



NOTE 3  RELATED PARTY TRANSACTIONS:

        Note payable to Related Parties as of June 30, 1996, consisted of $932,390.00 due to WMX Technologies, Inc. (Parent Company). Interest expense paid to WMX Technologies, Inc. for the twelve months ended June 30, 1996 was $746,152.00.

        The Company received a number of management services from its Parent Company. Charges for these services were $402,700.00 during the year ended June 30, 1996.

NOTE 4  SUBSEQUENT EVENT:

        On October 1, 1996, Apex Waste Services, Inc., a Pennsylvania Corporation, purchased all of the assets of Waste Management of Pennsylvania, Inc. -Northeast Pennsylvania Division for $18,577,257.20.

        UNAUDITED PRO FORMA CONSOLIDATED SUMMARY OF OPERATIONS FOR THE
         YEAR ENDED JUNE 30, 1996 AND NINE MONTHS ENDED MARCH 31, 1997

     The following unaudited pro forma consolidated Statements of Operations for the year ended June 30, 1996 and the nine months ended March 31, 1997 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share,
(ii) the acquisition of Super Kwik, Inc. ("Super Kwik") and Waste Maintenance Services, Inc. ("Maintenance") pursuant to the terms of an Agreement of Merger,
(iii) the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd ("Bender") for consideration of $16,483,510 in cash and $1,000,000 in Eastern Environmental Services, Inc. common stock at a fair market value of $9.375 per share, (iv) the acquisition of Donno Company, Inc., Suffolk Waste Systems, Inc., and Residential Services and N.R.T. Realty Corp. (Collectively referred to as "Donno Companies") pursuant to the terms of a Reorganization Plan and Agreement dated December 31, 1996, and (v) the acquisition of Apex Waste Services, Inc. pursuant to the terms of a Reorganization Plan and Agreement dated March 31, 1997. The Shareholders of Super Kwik and Maintenance received 2,308,176 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Super Kwik and Maintenance. The Shareholders of the Donno Companies received 1,137,951 shares of the Registrant's common stock in exchange for all issued and outstanding shares of the Donno Companies. The Shareholders of Apex Waste Services, Inc. received 796,927 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Apex Waste Services, Inc. The above transactions are presented as if they had occurred on July 1, 1995. The Super Kwik and Maintenance, the Donno Companies and the Apex Waste Services, Inc. business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for these business combinations.

     The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of Apex Waste Services, Inc. appearing elsewhere in this filing.

           UNAUDITED FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1996


                                                                                                                  Donno Co., Inc.,
                                                                                                                   Suffolk Waste
                              Eastern            Allied       Super Kwik, Inc.                     R&A           Systems, Inc. and
                          Environmental       Environmental      And Waste           R&A          Bender       Residential Services,
                          Services, Inc.      Services, Inc.     Management      Bender, Inc.   Property, Ltd.    and N.R.T. Corp.
                          --------------      --------------     ----------      ------------   -------------     ---------------
Revenues                   $ 7,632,503         $10,549,739       $20,521,676      $8,454,211      $490,270           $11,364,994

Cost of revenues             6,857,418           8,211,825        15,393,721       5,812,906             -             9,237,902
                           -----------         -----------       -----------      ----------      --------           -----------

Gross profit                   775,085           2,337,914         5,127,955       2,641,305       490,270             2,127,092

Selling, general and
 admnistrative expenses      3,853,145           3,231,358         4,992,880       2,703,425        41,954             2,856,798
                           -----------         -----------       -----------      ----------      --------           -----------

Operating loss income       (3,078,060)           (893,444)          135,075          62,120       448,316              (729,706)

Interest expense              (153,428)           (108,881)         (439,074)       (113,115)                            (36,507)

Other (expense) income        (268,555)         (2,820,058)            9,599         277,518         3,032               128,316
                           -----------         -----------       -----------      ----------      --------           -----------

(Loss) income before
 income taxes (benefit)     (3,500,043)         (1,817,733)         (294,400)        102,283       451,348              (637,897)

Income taxes (benefit)              --                  --           (12,087)             --            --                 2,400
                           -----------         -----------       -----------      ----------      --------           -----------

Net (loss) income          $(3,500,043)        $(2,820,058)      $  (282,313)     $  102,283      $451,348           $  (640,297)
                           ===========         ===========       ===========      ==========      ========           ===========

Weighted average number
 of shares outstanding

Loss per share





                                                 Pro Forma
                                                Consolidated
                                                  Before        Predecessor         Apex
                            Pro Forma           Predecessor       Company         Pro Forma       Pro Forma
                           Adjustments            Company         to Apex        Adjustments    Consolidation
                           -----------            -------         -------        -----------    -------------
Revenues                    $ (183,919) (7)   $58,346,104     $19,042,380                  -      $77,388,484

                              (483,370) (8)
                              --------

                              (667,289)

                              (734,001) (2)

                              (390,709) (7)
                              --------

Cost of revenues            (1,124,710)        44,389,062      16,115,293           (770,634) (9)  59,733,721
                            ----------         ----------     -----------          ---------      -----------

Gross profit                   457,421         13,957,042       2,927,087            770,634       17,654,763

                              (137,032) (1)

                               172,515  (2)

                              (885,723) (3)

                              (797,459) (6)

                              (483,370) (8)

                                (9,807) (7)
                            ----------
Selling, general and
 admnistrative expenses     (2,140,876)        15,538,684       2,221,336           (312,322) (9)  17,447,698
                            ----------         ----------     -----------          ---------      -----------

Operating loss income        2,598,297         (1,581,642)        705,751          1,082,956          207,065

Interest expense            (1,168,191) (5)    (2,019,196)       (746,152)          (650,775) (10) (3,416,123)

Other (expense) income       1,817,733  (4)       149,910          31,365                 --          181,275
                            ----------         ----------     -----------          ---------      -----------

(Loss) income before
 income taxes (benefit)      3,247,839         (3,450,928)         (9,036)           432,181       (3,027,783)

Income taxes (benefit)              --             (9,687)             --                 --           (9,687)
                            ----------         ----------     -----------          ---------      -----------

Net (loss) income           $3,247,839        $(3,441,241)        $(9,036)         $ 432,181      $(3,018,096)
                            ==========         ==========     ===========          =========      ===========

Weighted average number
 of shares outstanding                                                                             10,038,341  (11)
                                                                                                  ===========
Loss per share                                                                                          $(.30)
                                                                                                        =====

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1996


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment, net of historical depreciation and amortization of Allied Environmental Services, Inc. and affiliates had the purchase of the assets of Allied been completed on July 1, 1995.

(2) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1995 net of historical depreciation and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(3) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Allied's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(4) To adjust for the write-off of certain intangible assets of Allied, to reflect the recording of purchase accounting as if the acquisition was consummated at the beginning of the year, whereby the Company would have assigned a value of zero to this intangible asset.

(5) To record additional interest expense of $1,168,191 from borrowings (at the Company's average borrowing rate of 8%) under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of Bender, net of historical interest expense of $113,115.

(6) To reflect the decrease in Bender's selling, general and administrative expenses consisting of contractual reductions to former owners' salaries of $606,815, and for the termination of R&A Bender's Profit Sharing Plan of $190,644. The contractual reduction in owner salaries and the terminating of R&A Bender's profit sharing plan were directly attributable to the acquisition transaction.

(7) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

(8) To reflect the elimination of intercompany rental revenues and expenses between R&A Bender, Inc. and R&A Bender Property, Ltd.

(9) To adjust depreciation and amortization expense for the change of the basis of property, equipment and intangible assets, net of historical depreciation and amortization expense of Waste Management, Inc. of Northeast Pennsylvania (Predecessor Company to Apex) had the purchase of Waste Management, Inc. of Northeast Pennsylvania been completed on July 1, 1995.

(10) To record additional interest expense of $650,775 from borrowings of approximately $16.4 million (at an interest rate of 8.5%) to consummate the acquisition of Waste Management of Northeast Pennsylvania, net of historical interest expense of $746,152.

(11) For the purposes of determining pro forma earnings per share, the issuance of 116,667,106,667, and 796,927 shares of common stock as consideration for the purchase of assets of Allied, the stock of R&A Bender, Inc., and to reflect the shares issued relating to the Apex merger, respectively, were considered to have been outstanding from July 1, 1995.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                      THE NINE MONTHS ENDED MARCH 31, 1997

                                                                             Pro Forma
                                                                            Consolidated
                       Eastern       R & A                                     Before     Predecessor   Apex
                    Environmental   Bender,   R & A Bender    Pro Forma     Predecessor     Company   Pro Forma     Pro Forma
                    Services, Inc.   Inc.    Property, Ltd.  Adjustments      Company       to Apex   Adjustments  Consolidated
                    --------------  -------  --------------  -----------      -------       -------   -----------  ------------
Revenues             $52,409,183   $4,294,638    $214,324    $  (41,019) (4)  $56,666,444  $4,675,156  $      --     $61,341,600
                                                               (210,682) (5)
                                                            -----------
                                                               (251,701)
                                                               (196,402) (1)
                                                               (206,352) (4)
                                                            -----------
Cost of revenues      38,026,625    2,692,988       1,602      (402,754)       40,318,461   3,901,842   (192,658) (6) 44,027,645
                                                                 76,769  (1)
                                                               (963,807) (2)
                                                               (210,682) (5)
Selling, general                                                 (6,085) (4)
                                                            -----------
 and administrative
 expenses              9,245,947    1,949,947      17,382    (1,103,805)       10,109,471     563,087    (78,081) (6) 10,594,477

Merger costs           3,336,792           --          --            --  (6)    3,336,792          --         --       3,336,792
                     -----------   ----------    --------   -----------       -----------  ----------   --------     -----------

Operating income
(loss)                 1,799,819     (348,297)    195,340     1,254,858         2,901,720     210,227    270,739       3,382,686

Interest (expense)
 income               (1,525,509)      (7,243)                 (529,754) (3)   (2,062,506)   (172,534)  (176,698) (7) (2,411,738)

Other income
 (expense)               461,089      245,746          --            --           706,835       3,596         --         710,431
                     -----------   ----------    --------   -----------       -----------  ----------   --------     -----------

Income before
 income taxes            735,399     (109,794)    195,340       725,104         1,546,049      41,289     94,041       1,681,379

Income tax expense       940,405           --          --            --           940,405          --         --         940,405 (8)
                     -----------   ----------    --------   -----------       -----------  ----------   --------     -----------

Net income           $  (205,006)  $ (109,794)   $195,340   $   725,104       $   605,644  $   41,289   $ 94,041     $   740,974
                     ===========   ==========    ========   ===========       ===========  ==========   ========     ===========

Net income per shares                                                                                                $      0.05
                                                                                                                     ===========

Weighted avg # of shares                                                                                             14,555,605 (9)
                                                                                                                     ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
              OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 1997

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1996 net of historical depreciating and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To reflect the decrease in Bender's selling, general and administrative expenses consisting of a contractual reduction made to the former owners' salaries of $706,807 and for the termination of R&A Bender's Profit Sharing Plan of $257,000. The contracted reduction in owner salaries and the termination of R&A Bender's profit sharing plan were directly attributable to the acquisition transaction.

(3) To record additional interest expense of $529,754 resulting from borrowings under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of R&A Bender, net of historical interest expense of $38,291.

(4) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

(5) To reflect the elimination of intercompany rental revenues and expenses between R&A Bender, Inc. and R&A Bender Property, Ltd.

(6) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets, net of historical depreciation and amortization expense of Waste Management, Inc. of Northeast Pennsylvania (Predecessor company to Apex) had the purchase of Waste Management Inc. of Northeast Pennsylvania been completed on July 1, 1996.

(7) To record additional interest expense of $176,698 from borrowings of Apex of $16.4 million (at an interest rate of 8.5%) to consummate the acquisition of Waste Management of Northeast Pennsylvania, net of historical interest expense of $172,534.

(8) The Company's pro forma effective tax provision is after consideration of the realization of federal net operating loss carryforwards and the reversal of the related valuation allowance previously recorded. Excluding the effect of the valuation allowance, pro forma taxes at an effective rate of 42% would be approximately $700,000 greater, or $.05 per share. Additionally, the consolidated tax provision includes $904,000 reflecting the recording of a deferred tax provision as of the date of the Super Kwik, Donno and Apex mergers, at which time the entities's Corporation elections were terminated.

(9) For the purposes of determining pro forma earnings per share, the issuance of 63,066 shares of common stock as partial consideration for the purchase of the stock of R&A Bender, Inc., was considered to have been outstanding from July 1, 1996.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997


     The following unaudited pro forma consolidated balance sheets and March 31, 1997 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of approximately $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share; (ii) the acquisition of Super Kwik, Inc. and Waste Maintenance Services, Inc. pursuant to the terms of an Agreement of Merger, (iii) the completion on August 9, 1996 of the private placement of Eastern Environmental Services, Inc. ("EESI") stock, providing net proceeds of $9,275,752 after issuance expense of $724,248, (iv) the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd. ("Bender") for consideration of $16,483,510 in cash and $1,000,000 in Eastern Environmental Services, Inc. common stock at a fair market value of $9.375 per share, (v) the acquisition of the Donno Company, Inc., Suffolk Waste Systems, Inc, and Residential Services and N.R.T. Realty Corp. ("Donno Companies") pursuant to terms of a Reorganization Plan and Agreement dated December 31, 1996, and (vi) the acquisition of Apex Waste Services, Inc. pursuant to the terms of the Reorganization Plan and Agreement dated March 31, 1997. The above transactions are presented as if they had occurred on June 30, 1996.

     The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of Apex Waste Services, Inc. appearing elsewhere in this filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997

                                                                EASTERN
                                                              ENVIRONMENTAL
                                                              SERVICES, INC.
                                                              --------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                     $ 3,906,902
  Accounts receivable, net of allowance                           7,694,765
  Deferred income taxes                                           1,568,000
  Tax refund receivable                                                  --
  Prepaid expenses and other current assets                       2,173,656
                                                                -----------
     TOTAL CURRENT ASSETS                                        15,343,323

PROPERTY, PLANT AND EQUIPMENT
  Land                                                            4,166,178
  Landfill sites                                                 30,571,790
  Buildings and leasehold improvements                            6,441,336
  Vehicles                                                       15,623,804
  Machinery and equipment                                        15,098,307
  Furniture and fixtures                                          1,390,761
                                                                -----------
                                                                 73,292,176
Accumulated depreciation                                        (19,120,447)
                                                                -----------
Net property, plant and equipment                                54,171,729

Assets held for resale                                              395,059
Excess cost over fair market value of assets                     15,764,939

Intangible assets, net of accumulated amortization                1,720,740
Notes receivable from shareholders / officers                       463,902
Other assets                                                      1,493,005
                                                                -----------

TOTAL ASSETS                                                    $89,352,697
                                                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Short-term borrowings                                         $         0
  Current maturities on long-term debt                            1,285,312
  Current portion of long-term debt and obligations               1,445,100
    under capital leases
  Accounts payable                                                3,835,667
  Accrued expenses and other current liabilities                  8,361,616
  Income taxes payable                                               45,880
  Current portion of accrued environmental costs                  1,070,000
                                                                -----------
TOTAL CURRENT LIABILITIES                                        16,043,575

Deferred income taxes                                             3,832,203
Long-term debt                                                   31,736,086
Capital lease obligations - long-term                             2,244,432
Accrued landfill closure and other environmental costs            8,172,364

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value                                      140,958
  Additional paid-in capital                                     27,927,552
  Retained earnings (deficit)                                      (668,214)

  Less treasury stock at cost - 39,100 common shares                (76,259)
                                                                -----------

TOTAL STOCKHOLDERS' EQUITY                                       27,324,037
                                                                -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $89,352,697
                                                                ===========